SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934
Filed by the Registrant    |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              JACK IN THE BOX INC.
                (Name of Registrant as Specified in Its Charter)

                              JACK IN THE BOX INC.
                   (Name of Person(s) Filing Proxy Statement)

Paying of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

[LOGO} JACK IN THE BOX INC.

                                                              January 18, 2002


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Jack in the Box Inc. to be held at 2:00 p.m. on Friday, February 22, 2002, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

     We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone. This will ensure representation of your shares in the event that you are unable to attend the meeting.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.


                                            Sincerely,

                                            ROBERT J. NUGENT

                                            Robert J. Nugent
                                            Chairman of the Board

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                           San Diego, California 92123
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 22, 2002

     The 2002 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 22, 2002, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

     The meeting will be held to vote upon the following proposals:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To approve the 2002 Stock Incentive Plan;

     3. To ratify the appointment of KPMG LLP as independent accountants; and

     4. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on December 26, 2001, will be entitled to vote at the meeting.


                                    By Order of the Board of Directors

                                    LAWRENCE E. SCHAUF

                                    Lawrence E. Schauf
                                    Secretary


San Diego, California
January 18, 2002

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                           San Diego, California 92123
                               ------------------
                                 PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 22, 2002

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies. The Board of Directors of Jack in the Box Inc., a Delaware corporation (the "Company"), is soliciting proxies for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2:00 p.m. on Friday, February 22, 2002, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California, or any postponements or adjournments thereof. This Proxy Statement and form of proxy were mailed to stockholders on or about January 18, 2002.

     The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy. We have engaged D.F. King & Co., Inc. ("D.F. King") to assist us in the solicitation of proxies, for which they will be paid a fee not to exceed $5,000 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally or by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

                                     VOTING

     We have fixed the close of business on December 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were 39,288,116 shares of Jack in the Box Inc. Common Stock, $.01 par value (the "Common Stock"), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be presented for consideration and action by stockholders at the meeting.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary for us to have a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) are counted for the purpose of determining whether a quorum is present at the meeting. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

     A director will be elected by a plurality of the votes present or represented by proxy. A majority of the votes present or represented by proxy will be required to approve the 2002 Stock Incentive Plan and to ratify the appointment of KPMG LLP as independent accountants of the Company for the 2002 fiscal year.

     With regard to the election of directors, your vote may be cast in favor of the proposed directors or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of votes required to achieve a majority of the votes cast for such proposal.

     Your proxy will be voted as you direct either in writing or by telephone. If you give no direction, your proxy will be voted FOR management's nominees for election as directors and FOR Proposals 2 and 3. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See "Other Business". The telephone voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The nine directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the "Board") designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders' nominations for election of a director may be made only pursuant to the provisions of the Company's Bylaws, described below under "Other Business".

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
                                                    ---

     The following table provides certain information about each of management's nominees for director as of January 1, 2002:

                                                 Position(s)           Director
Name                                Age        with the Company         Since
---------------------------------   ---   -------------------------     -----
Michael E. Alpert (4)(5).........   59    Director                      1992
Jay W. Brown (3)(5)..............   56    Director                      1997
Paul T. Carter (1)(2)............   79    Director                      1991
Edward W. Gibbons (3)(4)(5)......   65    Director                      1985
Alice B. Hayes, Ph.D. (2)(5).....   64    Director                      1999
Murray H. Hutchison (1)(2).......   63    Director                      1998
Robert J. Nugent (3).............   60    Chairman of the Board,        1988
                                          Chief Executive Officer
L. Robert Payne (1)(4)...........   68    Director                      1986
Kenneth R. Williams..............   59    President, Chief Operating    2001
                                          Officer and Director
--------------------------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the Finance Committee.
(5)  Member of the Nominating and Governance Committee.

     The business experience, principal occupations and employment of the nominees follows:

     Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP provides legal services to the Company from time to time.

     Mr. Brown is currently a principal with Westgate Group, LLC. From April 1995 to September 1998, Mr. Brown was President and Chief Executive Officer of Protein Technologies International, Inc., the world's leading supplier of soy-based proteins to the food and paper processing industries. He was Chairman and Chief Executive Officer of Continental Baking Company from October 1984 to July 1995 and President of Van Camp Seafood Company from August 1983 to October 1984. From July 1981 through July 1983, he served as Vice President of Marketing for the Company. Mr. Brown is a director of Agribrands International, Inc. and Cardinal Brands, Inc.

     Mr. Carter has been an insurance consultant for the Government Division of Corroon & Black Corporation since February 1987. He retired in February 1987 as Chairman and Chief Executive Officer of Corroon & Black Corporation, Southwestern Region and as Director and Senior Vice President of Corroon & Black Corporation. Mr. Carter is a director of Borrego Springs National Bank.

     Mr. Gibbons has been a general partner of Gibbons, Goodwin, van Amerongen, an investment banking firm, for more than five years. Mr. Gibbons is also a director of Robert Half International, Inc. and Summer Winds Garden Centers, Inc.

     Dr. Hayes has been the President of the University of San Diego since 1995. From 1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes is also a director of the Pulitzer Publishing Company, the Old Globe Theatre, Independent Colleges of Southern California, The San Diego Foundation, Loyola University of Chicago, and Catholic Charities, Diocese of San Diego.

     Mr. Hutchison served 18 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison is the Chairman of the Board of Sunrise Medical, Inc. and the Huntington Hotel Corp. and serves as a director of Cadiz Inc., Senior Resource Corp. and the Olson Company.

     Mr. Nugent has served as Chairman of the Board since February 2001 and Chief Executive Officer since April 1996. He served as President from April 1996 to February 2001 and Executive Vice President from February 1985 to April 1996. Mr. Nugent has 22 years of experience with the Company in various executive and operations positions.

     Mr. Payne has served as President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Red Lion Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.

     Mr. Williams has served as President and Chief Operating Officer since February 2001. He was Executive Vice President, Marketing and Operations from May 1996 to February 2001 and Senior Vice President from January 1993 to May 1996. Mr. Williams has 36 years of experience with the Company in various operations positions.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

     The following information is provided about the Board of Directors and certain of its committees.

     The Audit Committee directs the internal and external audit activities of the Company as deemed appropriate. All members of the Audit Committee are independent directors. In June 2000, the Board of Directors adopted an Audit Committee Charter. The full text of the Audit Committee Charter was set forth in Exhibit A of our Proxy Statement for last year. No substantive changes have been made to the charter. The Audit Committee held four meetings, including one telephonic meeting, in fiscal 2001 and on one occasion acted by unanimous written consent.

     The Compensation Committee reviews compensation policies and recommends changes when appropriate. The Compensation Committee held four meetings in fiscal 2001 and on one occasion acted by unanimous written consent.

     The Nominating and Governance Committee recommends to the Board nominees for election as directors and will consider nominees properly submitted by stockholders (see "Other Business"). The committee also administers the Company's Corporate Governance Principles and Practices. In fiscal 2001, the Nominating and Governance Committee held four meetings, including two telephonic meetings.

     In fiscal 2001, the Board of Directors held six meetings, including one telephonic meeting, and on one occasion acted by unanimous written consent. Each current director attended more than 75% of the aggregate number of the general meetings held and the meetings of committees on which such director served.

     Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. The independent directors of the Company receive compensation consisting of an $18,000 annual retainer, $2,000 for each Board meeting attended in person and $1,000 for each committee meeting attended in excess of five. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or committees by written consent. Under the Company's Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such compensation. Amounts deferred under the plan's equity option are immediately converted to stock equivalents at the then-current market price of the Company's Common Stock and matched at a 25% rate by the Company. A director's stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company's Common Stock, at the conclusion of the director's service as a member of the Board. All of the independent directors have elected to defer their compensation pursuant to this plan.

     Pursuant to the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), each year each independent director also receives a stock option to purchase a certain number of shares of the Company's Common Stock based on the relationship of each director's compensation to the fair market value of the stock, but limited to fewer than 10,000 shares in any fiscal year. During fiscal 2001, under the Director Plan, each independent director received a stock option to purchase 7,000 shares of the Company's Common Stock at the fair market value on the date of grant.

                                  PROPOSAL TWO

                    APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

     At the Annual Meeting, stockholders will be asked to approve the Company's 2002 Stock Incentive Plan (the "2002 Plan"), which was adopted by the Board of Directors in November 2001, subject to approval by the Company's stockholders. The Company's Board of Directors considers the 2002 Plan to be important to the Company's ability to appropriately compensate its officers and employees as the Company's operations continue to grow. In this respect, the 2002 Plan will serve the objectives previously implemented under the Company's 1992 Employee Stock Incentive Plan, as amended (the "1992 Plan"). Substantially all of the shares authorized under the 1992 Plan have either been issued or are subject to currently outstanding options or other awards under that plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                              ---

Summary of the New Plan

     The 2002 Plan is designed to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.

     The following summary of the main features of the 2002 Plan is qualified in its entirety by reference to the complete text of the 2002 Plan, which is set forth as Exhibit A to this Proxy Statement.

     The 2002 Plan authorizes the grant and issuance of two different types of
Awards:

     o Stock Options, which can qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Tax Code") or as "non-qualified stock options;"

     o Incentive Stock, which is stock that vests based on continued employment, passage of time or satisfaction of performance criteria.

     The 2002 Plan has a number of special terms and limitations, including:

     o The exercise price for stock options granted under the plan must equal the Company's stock price on the date the option is granted;

     o Stock options granted under the 2002 Plan cannot be "repriced," as defined in the 2002 Plan;

     o Only 1,900,000 shares are proposed to be available for issuance under the 2002 Plan;

     o No more than 15% of the shares available under the 2002 Plan may be issued in the form of awards other than stock options;

     o Awards under the 2002 Plan typically are subject to one-year minimum vesting requirements, subject to exceptions for retirement, death or disability of an employee or upon a change of control;

     o Stockholder approval is required for certain types of amendments to the 2002 Plan.

     The 2002 Plan provides that Awards may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Tax Code Section 162(m). In order for Awards under the 2002 Plan to qualify as "performance-based compensation" under Tax Code Section 162(m), the 2002 Plan is required to provide (i) stockholder approval of the class of eligible participants, (ii) per person annual award limitations and
(iii) the "Qualifying Performance Criteria."

Administration

     The 2002 Plan will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors may exercise any authority of the Committee under the 2002 Plan in lieu of the Committee's exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.

     Subject to the express provisions of the 2002 Plan, the Committee has broad authority to administer and interpret the 2002 Plan, including, without limitation, authority to determine who is eligible to participate in the 2002 Plan and to which of such persons, and when, Awards are granted, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the 2002 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 2002 Plan.

Stock Subject to the New Plan

     The aggregate number of shares of the Company's Common Stock ("Shares") that can be issued under the 2002 Plan may not exceed 1,900,000, provided that no more than 15% of these Shares may be issued under Awards other than Stock Options. The number of Shares subject to the 2002 Plan and to outstanding Awards under the 2002 Plan may be appropriately adjusted by the Board of Directors if the Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of Shares issued under the 2002 Plan, only the number of Shares actually issued upon exercise or settlement of an Award and not delivered to or retained by the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted. As of December 26, 2001, the closing price of the Common Stock on the New York Stock Exchange was $27.35.

Eligibility

     Any person who is an employee (as that term is defined under SEC Form S-8, which is used for registering compensatory stock arrangements under the Securities Act) of the Company or any of its affiliates is eligible to be selected as a recipient of an Award under the 2002 Plan. The Compensation Committee of the Board of Directors has not yet determined how many individuals will ultimately participate in the 2002 Plan, but currently there are 69 individuals holding awards granted under the 1992 Plan. While it is generally expected that the same categories of executives and management who participate under the 1992 Plan will be eligible to participate under the 2002 Plan, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company.

Awards

     The 2002 Plan authorizes the grant and issuance of the following types of
Awards: Stock Options and Incentive Stock.

     Stock Options. Subject to the provisions of the 2002 Plan, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 2002 Plan, as may be determined from time to time by the Committee except that no option granted to an employee may become exercisable within one (1) year of the grant date other than upon a change of control or upon the employee's retirement, death or disability. The 2002 Plan expressly provides that options cannot be "repriced," as defined in the 2002 Plan. The exercise price for options may not be less than

100% of the fair market value of the Common Stock on the date the option is granted. The total number of shares subject to options granted to any one employee during any calendar year cannot exceed 400,000. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of Common Stock, by a reduction in the number of Shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker to pay over proceeds from the sale of Shares issuable under a Stock Option). Options granted under the 2002 Plan may be either incentive stock options ("ISOs") qualifying under Tax Code Section 422 or non-qualified stock options ("NQSOs"), which are not intended to qualify as ISOs.

     Incentive Stock. Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Committee deems appropriate. Subject to the provisions of the 2002 Plan, the Committee has discretion to determine the terms of any Incentive Stock Award, including the number of Shares subject to an Incentive Stock Award or a formula for determining such, the purchase price, if any, for the Shares (which may be below fair market value), the conditions that determine the number of Shares granted, issued, retainable and/or vested, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the 2002 Plan, as may be established by the Committee. Incentive Stock Awards may be granted, issued, retainable and/or vested based upon continued employment, the passage of time or the satisfaction of performance criteria, as specified by the Committee, except that any condition that is based upon continued employment or the passage of time shall not provide for vesting of any portion of an Incentive Stock Award in less than one (1) year from the date the award is made, other than upon the retirement, death or disability of the employee or upon a change of control. The total number of shares of Incentive Stock issued or issuable to any employee during any calendar year may not exceed 100,000. The performance criteria upon which Incentive Stock Awards are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations. However, any Incentive Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Tax Code Section 162(m), the performance criteria shall be a measure based on one or more Qualifying Performance Criteria. Notwithstanding satisfaction of any performance goals, if specified in the terms of an Award at the time of its grant, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Transferability of Awards

     Generally, Awards granted under the 2002 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

Qualifying Performance Criteria and Tax Code Section 162(m) Limits

     Subject to stockholder approval of the 2002 Plan, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Tax Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before taxes, (d) earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) total stockholder return, (g) share price performance, (h) return on capital, (i) return on assets or net assets,
(j) revenue, (k) income or net income, (l) operating income or net operating income, (m) operating profit or net operating profit, (n) operating margin or profit margin, (o) return on operating revenue, (p) market share, (q) overhead or other expense reduction and (r) any other similar performance criteria contemplated by the regulations under Tax Code Section 162(m). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items.

     The aggregate number of Shares subject to options granted under the 2002 Plan during any calendar year to any one Participant may not exceed 400,000, unless such limitation is not required under Tax Code Section 162(m). The aggregate number of Shares issued or issuable under all Awards granted under the 2002 Plan (other than options) during any calendar year to any one Participant shall not exceed 100,000.

Other Provisions Applicable to Awards

     The 2002 Plan has provisions designed so that it qualifies as an "eligible plan" under the margin provisions of Regulation U, by expressly providing that the Committee may, but is not required to, loan the amount necessary to purchase Shares and/or pay taxes under any award. The 2002 Plan also provides that the Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award. Finally, the 2002 Plan does not limit the Company's right to make other arrangements to provide stock options and other forms of compensation arrangements as it determines appropriate.

Change of Control

     The Committee may provide that in connection with a change of control (as defined in the 2002 Plan), Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change of control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award. A change of control is defined to include (i) any merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction), (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of more than 50% of the outstanding shares of Common Stock by any person or entity, including a group of persons who agree to act together, (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Committee.

Amendments and Termination

     The Board of Directors may amend, alter or discontinue the 2002 Plan or any agreement evidencing an Award made under the 2002 Plan, but no such amendment shall, without the approval of the stockholders of the Company: (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the 2002 Plan; (b) reduce the price at which Stock Options may be granted; (c) reduce the exercise price of outstanding Options; (d) extend the term of the 2002 Plan; (e) change the class of persons eligible to participate under the 2002 Plan; (f) increase the number of shares that are eligible for issuance under Incentive Stock Awards; or (g) after any change of control, impair the rights of any Award holder without such holder's consent. No Award shall be granted under the 2002 Plan more than 10 years after the date of the stockholders' adoption of the 2002 Plan.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the 2002 Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the 2002 Plan or of Awards thereunder. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant's individual circumstances, Participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Tax Code Section 422. NQSOs need not comply with such requirements.

     An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the Shares on the exercise date will, however, be an adjustment item for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an optionee holds the Shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the Shares (which generally equals the exercise price). If an optionee disposes of Shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the Shares (usually the exercise price) or (ii) the difference between the fair market value of the Shares on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the Shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the Shares in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     Participants generally are required to recognize ordinary income with respect to Incentive Stock equal to the fair market value of the Shares (less any amount paid to acquire the Shares) when the Shares are both received and no longer subject to vesting restrictions, except that a Participant who receives Incentive Stock that is subject to vesting restrictions and who properly makes an election under Tax Code Section 83(b) (an "83(b) election") within 30 days of receipt will recognize ordinary income based on the value of the underlying Shares (determined without regard to the vesting restrictions) on the date of initial receipt (as opposed to the date of vesting) and may treat appreciation subsequent to the date of receipt as capital gain (depending on the holding period for the Shares). Participants receiving Incentive Stock should consult their tax advisors regarding the ability and advisability of making the 83(b) election, including the limitations on claiming a loss if the Shares decline in value or are forfeited after receipt. The Company generally receives a deduction equal to the ordinary income recognized by the recipient of Incentive Stock.

  Certain officers, directors and significant stockholders of the Company who are subject to Section 16(b) of the Exchange Act should consult their tax advisors regarding the effect of Section 16(b) on the amount and timing of income to be recognized in connection with an Award, including the ability and advisability of making an 83(b) election in connection with an Award.

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 2002 Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the Award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carryover basis in the Shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the Participant to pay such taxes as a condition to exercise of an Award.

     The terms of the agreements or other documents pursuant to which specific Awards are made under the 2002 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Participant, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Tax Code. Pursuant to these provisions, a Participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Participants should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     As described above, Awards under the 2002 Plan may qualify as "performance-based compensation" under Tax Code Section 162(m) in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Tax Code Section 162 that is in excess of $1,000,000 and paid to a Covered Employee (as defined in Tax Code Section 162). Compensation for any year that is attributable to an Award granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

Interests of Directors and Officers

     The Committee has full discretion to determine the timing and recipients of any stock option grants under the 2002 Plan and the number of shares subject to any such options that may be granted under the 2002 Plan, subject to an annual limitation on the total number of options that may be granted to any optionee. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group, and all other key employees under the 2002 Plan are not presently determinable.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Jack in the Box Inc. Board of Directors (the "Committee") is composed of three independent directors. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with management and the independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     The Committee discussed with the independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent accountants, their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved including the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                     Paul T. Carter, Chair
                                     L. Robert Payne
                                     Murray H. Hutchison



                                 PROPOSAL THREE

                         RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board has appointed KPMG LLP as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 29, 2002, subject to ratification by stockholders. KPMG LLP has acted as independent accountants for the Company since 1986. A representative of the firm will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                              ---

Audit Fees

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and for the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $196,000.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not perform services relating to financial information systems design and implementation.

All Other Fees

     The aggregate fees billed by KPMG LLP for professional services rendered, other than those covered in the preceding two sections, for the fiscal year ended September 30, 2001 were $50,900.

Auditor Independence

     Other fees include fees for the audits of the Company's benefit plans, accounting pronouncement implementation and tax-related services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and has determined that the provision of such services have not adversely affected the accountant's independence.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were accrued during the year and paid shortly thereafter.

                                                                              Long-Term Compensation
                                                                              -----------------------  All Other
                                                    Annual Compensation        Restricted  Securities   Compen-
Name and                                    ---------------------------------     Stock    Underlying   sation
Principal Position(s)               Year     Salary($)    Bonus($)   Other($) Awards($)(1) Options(#)   ($)(2)
-------------------------------    ------   ----------   ---------  --------- ------------ ----------  ---------
Robert J. Nugent...............     2001      677,539     174,225     22,850           0     59,600     27,342
   Chairman of the Board and        2000      627,692     615,648     19,810           0     48,100     26,307
   Chief Executive Officer          1999      588,462     600,000     21,747     300,000     43,200     24,185

Kenneth R. Williams............     2001      484,308     101,250     12,451           0     36,500     26,044
   President, Chief Operating       2000      424,616     334,541     16,755           0     28,900     24,215
   Officer and Director             1999      397,539     320,000     12,791     160,000     26,700     22,414

Charles W. Duddles (3).........     2001      364,573      74,585     10,615           0     31,000     20,819
  Executive Vice President,         2000      363,077     284,205     12,000           0     25,300     20,858
  Chief Financial Officer,          1999      348,885     280,000     12,231     140,000     23,600     19,875
  Chief Administrative
  Officer and Director

Lawrence E. Schauf.............     2001      297,231      60,600     30,464           0     24,300     17,086
   Executive Vice President,        2000      286,154     223,027     32,328           0     20,200     16,715
   Secretary                        1999      278,462     224,000     31,813     112,000     18,800     16,130

Paul L. Schultz................     2001      354,692      72,540     12,216           0     22,900     18,970
   Senior Vice President,           2000      332,615     228,351     35,739           0     18,400     18,269
   Operations and Franchising       1999      300,346     222,600     15,397     111,300     13,600     15,886

Linda A. Lang..................     2001      253,308      66,269     12,153           0     13,000     14,565
   Senior Vice President,           2000      227,308     134,165     12,231           0     10,300     10,955
   Marketing                        1999      200,442     129,000     12,000      64,500      8,400     10,126

-------------------------

(1) Restricted stock awards represent the value as of their grant date on October 4, 1999 of restricted stock units granted under the 1992 Employee Stock Incentive Plan to the named executive officer with respect to services rendered in fiscal 1999. The restricted stock units will vest 100% on October 4, 2002 and are subject to forfeiture under certain circumstances. The actual number of restricted stock units awarded was determined by dividing the indicated award value by the closing stock price on October 4, 1999 ($23.875). When vested, Messrs. Nugent, Williams, Duddles, Schauf and Schultz and Ms. Lang will receive, respectively, 12,566, 6,702, 5,864, 4,692, 4,662 and 2,702 shares of the Company's
      Common Stock.

(2) All other compensation represents the Company's matching contributions to the Deferred Compensation Plan and approximately $1,400-$1,500 annually for each person, except Ms. Lang, for premiums on term life insurance paid by the Company for the benefit of the named executive officer. The Company has no interest in such insurance policies.

(3)   Mr. Duddles retired from the Company and the Board effective
      August 31, 2001. He had served as Executive Vice President and Chief Administrative Officer since May 1988 and Chief Financial Officer since October 1985. Mr. John F. Hoffner joined the Company on August 27, 2001 to replace Mr. Duddles as Executive Vice President and Chief Financial Officer at an annual salary of $375,000. He received stock options overing a total of 40,000 shares valued at fair market value on the date of grant and the Company has entered into a compensation and benefits assurance agreement with Mr. Hoffner similar to those executed with Messrs. Nugent, Williams, Schauf and Schultz.

Stock Option Grants in Fiscal 2001

      Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during the 2001 fiscal year.

                                           % of Total                              Potential Realizable Value
                              Number of    Options/SARs                            at Assumed Annual Rates of
                              Securities    Granted to    Exercise                  Stock Price Appreciation
                              Underlying    Employees      or Base                       for Option Term
                             Options/SARs   in Fiscal       Price     Expiration   --------------------------
 Name                        Granted (#)       Year       ($/Share)      Date          5%            10%
---------------------------  ------------  ------------   ---------   ----------   ----------   -------------
Robert J. Nugent...........     59,600         6.3%         26.00     12/10/2010    $984,678     $2,501,273
Kenneth R. Williams........     36,500         3.9%         26.00     12/10/2010     603,032      1,531,820
Charles W. Duddles.........     31,000         3.3%         26.00     12/10/2010     512,165      1,300,998
Lawrence E. Schauf.........     24,300         2.6%         26.00     12/10/2010     401,471      1,019,814
Paul L. Schultz............     22,900         2.4%         26.00     12/10/2010     378,341        961,059
Linda A. Lang..............     13,000         1.4%         26.00     12/10/2010     214,779        545,580

Option Exercises in Fiscal 2001 and Fiscal Year-End Values

      Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during the 2001 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.


                                                           Number of Securities
                                                          Underlying Unexercised       Value of Unexercised
                                                             Options/SARs Held       In-the-Money Options/SARs
                               Shares                       at Fiscal Year-End         at Fiscal Year-End(1)
                             Acquired on     Value     ---------------------------  --------------------------
Name                         Exercise(#)   Realized    Exercisable   Unexercisable  Exercisable  Unexercisable
---------------------------  -----------  ----------   -----------   -------------  -----------  -------------
Robert J. Nugent...........    93,205     $2,321,249     200,100        144,800     $2,973,055      $523,520
Kenneth R. Williams........    85,000      1,871,569     124,260         88,840      1,971,103       322,823
Charles W. Duddles.........    78,660      1,761,015     164,900              0      1,530,875             0
Lawrence E. Schauf.........    12,500        239,738      25,780         61,220        156,621       225,598
Paul L. Schultz............    44,795        987,489      80,820         52,580      1,345,248       187,715
Linda A. Lang..............         0              0      38,838         30,160        588,247       106,748

-------------------------
(1) Based on the difference between the exercise price of the options and the closing price of the Company's Common Stock on the last trading day prior to the end of the Company's fiscal year ended September 30, 2001 ($28.00).

Pension Plan Table

     Retirement Plan. The Company maintains a retirement plan (the "Retirement Plan"), which was adopted effective October 21, 1985 and restated effective January 1, 1989. The Retirement Plan is a defined benefit plan covering eligible employees employed in an administrative, clerical, or restaurant hourly capacity who have completed one year of service with at least 1,000 hours of service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1998. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 ("ERISA") and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan.)

     Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan. Benefits payable are reduced for early commencement.

     Supplemental Retirement Plan. In 1990, the Company established a non-qualified supplemental retirement plan for selected executives, known as the Supplemental Executive Retirement Plan. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources based upon a maximum of 20 full years of service is 60% of Final Average Compensation. For those executives who have served fewer than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.

     Easy$aver Plus Plan. In 1985, the Company adopted the Jack in the Box Inc. Savings Investment Plan, currently named the Jack in the Box Inc. Easy$aver Plus Plan (the "E$P"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Eligible employees who have completed at least one year of service with a minimum of 1,000 hours of work and reached age 21 qualify for the E$P. Participants in the E$P may defer up to 12% of their pay on a pre-tax basis. In addition, the Company contributes on a participant's behalf an amount equal to 50% of the first 4% of compensation that is deferred by the participant.

     Deferred Compensation Plan. Since 1989, all executive officers and certain other members of management of the Company have been excluded from participation in the E$P. In 1990, the Company created for these individuals a non-qualified deferred compensation plan known as the Capital Accumulation Plan for Executives. Participants of the plan may defer up to 15% of base and up to 100% (less applicable taxes) of bonus pay. The Company contributes on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits paid under this plan also include an interest component based on Moody's Average Corporate Bond Yield Index. The plan is unfunded and participants' accounts represent unsecured claims against the Company.

     Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan and Supplemental Retirement Plan.

                             Estimated Annual Benefits Based on Years of Service
                             ---------------------------------------------------
Average Annual Earnings           10                  15                 20
---------------------------  ------------        -----------        -----------
$   100,000................   $  30,000           $  45,000          $  60,000
    200,000................      60,000              90,000            120,000
    300,000................      90,000             135,000            180,000
    400,000................     120,000             180,000            240,000
    500,000................     150,000             225,000            300,000
    600,000................     180,000             270,000            360,000
    800,000................     240,000             360,000            480,000
  1,000,000................     300,000             450,000            600,000
  1,200,000................     360,000             540,000            720,000
  1,300,000................     390,000             585,000            780,000

     At September 30, 2001, the number of years of service under the retirement plans for Messrs. Nugent, Williams, Schauf and Schultz, and Ms. Lang was 22, 31, 5, 26 and 13, respectively; and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Severance Arrangements

     We have entered into compensation and benefits assurance agreements with certain of our senior executives, including Messrs. Nugent, Williams, Schauf and Schultz, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. The agreements had an initial term expiring on September 29, 1998 but are automatically extended for additional two-year terms thereafter unless at least six-months written notice is given to the contrary. If there is a change of control (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that his employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for "good reason" (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee's annual base salary, bonus and the Company's matching contributions to the Deferred Compensation Plan. In the case of Messrs. Nugent, Williams, Schauf and Schultz, the applicable multiples are 2.5, 2.5, 2.5 and 1.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination and certain incidental benefits.

Report of the Board of Directors and Compensation Committee on Executive Compensation

     The Board of Directors has the primary responsibility for determining executive compensation. In addition, there is also a Compensation Committee composed of not fewer than two non-employee directors. Executive compensation is designed to (a) provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives, and (b) provide salary and other rewards that are closely linked to Company, team, and individual performance goals focused on achievement of annual business plans and longer term incentives linked to increases in stockholder value. The Chief Executive Officer recommends the compensation to be paid to executive officers of the Company other than himself; final determination of the amount of compensation rests with the non-employee members of the Board of Directors. Board members who are also executive officers do not participate in discussions about, nor do they vote on, recommendations concerning their respective compensation.

     The Company's executive officer compensation program is comprised of base salary, bonus opportunity, long-term incentive compensation in the form of stock options, and other benefits such as health insurance. It is our objective to maintain base salaries that are at approximately the mid-range of compensation paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses. The Performance Bonus Plan provides for a bonus as a percent of base salary which is dependent upon the Company's performance level achieved and the job classification of the individual. The purpose of the Performance Bonus Plan is to encourage the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing incentives which are aligned with Company performance. The performance bonuses for the named executives for fiscal 2001 were paid in accordance with the established plan and are reflected in the Summary Compensation Table.

     The 1992 Employee Stock Incentive Plan has formed the basis for the Company's long-term incentive plan for officers and key managers. The proposed 2002 Stock Incentive Plan is intended to replace the 1992 plan. The purpose of these plans is to furnish an incentive to key employees, executives and officers of the Company, its subsidiaries and affiliates to increase profits and provide an opportunity to earn a bonus based on the financial performance of the Company. During fiscal 2001, options to purchase the following amounts of the Company's Common Stock were granted to Messrs. Nugent, Williams, Duddles, Schauf and Schultz, and Ms. Lang: 59,600, 36,500, 31,000, 24,300, 22,900 and 13,000
shares, respectively. All options were granted at 100% of the market price of the Company's Common Stock on the date of grant ($26.00). Beginning on November 10, 2001, 20% of the total number of shares subject to the option will become exercisable annually. Options serve to directly align the interests of executives, including the Chief Executive Officer, with your interests since such executives will not realize a benefit unless and until the market price of the Company's Common Stock increases.

  Mr. Nugent became Chairman of the Board on February 23, 2001 and has been Chief Executive Officer of the Company since April 1, 1996. His base salary as of December 25, 2000, was increased approximately 8.5% over his previous base salary in order to maintain his salary at approximately the mid-range of competitive industry practice. An annual cash incentive award is payable to Mr. Nugent if the Company achieves or exceeds specified earnings goals.
Mr. Nugent's bonus for fiscal 2001 represents approximately 25% of the potential cash bonus payable under the Company's Performance Bonus Plan. In fiscal 2001, approximately 20% of Mr. Nugent's compensation was incentive pay.

     This report is submitted by the Board of Directors and the Compensation Committee.

                 Board of Directors                   Compensation Committee
------------------------------------------------      -------------------------
Michael E. Alpert          Murray H. Hutchison        Murray H. Hutchison, Chair
Jay W. Brown               Robert J. Nugent           Paul T. Carter
Paul T. Carter             L. Robert Payne            Alice B. Hayes
Edward W. Gibbons          Kenneth R. Williams
Alice B. Hayes

     This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee, Paul T. Carter, Alice B. Hayes and Murray H. Hutchison, are outside directors and do not have compensation committee interlocks.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of the Company's Common Stock at September 30th of each year to the yearly weighted cumulative return of a Restaurant Peer Group Index and to the Standard & Poor's ("S&P") 500 Index for the same period. The comparison assumes $100 was invested on September 30, 1996 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.


                 [A LINE GRAPH CHART WAS INCLUDED HEREIN WHICH
                   GRAPHICALLY REFLECTED THE FOLLOWING DATA]

                                1996    1997    1998    1999    2000    2001
                               ------  ------  ------  ------  ------  ------
Jack in the Box Inc...........  $100    $188    $157    $249    $214    $280
S&P 500 Index ................   100     140     153     196     222     163
Restaurant Peer Group (1).....   100     101     126     181     127     118

-------------------------

(1)  The Restaurant Peer Group Index is comprised of the following companies:
     Applebee's International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Luby's, Inc.; Papa John's International, Inc.; Ruby Tuesday, Inc.; Ryan's Family Steakhouse, Inc.; Shoney's, Inc. and Sonic Corp.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 14, 2001, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                             Number of Shares
                                              of Common Stock     Percent of
Name                                       Beneficially Owned(1)   Class(1)
------------------------------------------ --------------------- -----------

Fidelity Investments (2)..................      5,890,823           15.0%
Franklin Resources, Inc. (3)..............      2,459,250            6.3%
Robert J. Nugent..........................        726,411            1.8%
Edward W. Gibbons (4).....................        427,336            1.1%
Kenneth R. Williams.......................        226,606             *
Paul L. Schultz...........................        129,425             *
L. Robert Payne...........................        106,740             *
Paul T. Carter............................         80,050             *
Michael E. Alpert.........................         65,100             *
Jay W. Brown..............................         52,600             *
Lawrence E. Schauf........................         38,180             *
Murray H. Hutchison.......................         22,600             *
Linda A. Lang.............................         43,498             *
Alice B. Hayes............................         14,600             *
All directors and executive
officers as a group (25 persons)..........      2,203,302            5.5%
-------------------------
*     Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Nugent, Gibbons, Williams, Schultz, Payne, Carter, Alpert, Brown, Schauf and Hutchison and, Ms. Lang and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 221,640, 62,600, 117,340, 89,080, 62,600, 62,600, 62,600, 42,600, 34,680, 22,600,
     43,498 and 12,600, respectively, of the shares reflected above as beneficially owned.

(2) FMR Corp., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company, and Fidelity International Limited, on behalf of certain of its direct and indirect subsidiaries, (collectively "Fidelity Investments"), indirectly held and had investment discretion with respect to 5,890,823 shares as of December 14, 2001. Fidelity Investments had sole voting discretion with respect to 906,923 of such shares. The address of Fidelity Management & Research Company and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(3) According to its Schedule 13F filing as of September 30, 2001, Franklin Advisors, Inc., a subsidiary of Franklin Resources, Inc., exercised shared investment discretion and sole voting power with respect to 2,459,250 shares. The address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, 6th Floor, San Mateo, California 94404.

(4)  Includes 50,000 shares owned by Mr. Gibbons' wife.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission ("SEC"). A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2001 were filed on a timely basis, except for late Forms 3 filed for each of Gladys DeClouet, John Hoffner and David Kaufhold upon becoming executive officers of the Company, and late Forms 4 filed for each of Stephanie Cline, William Motts and Paul Schultz with respect to the exercise and sale of shares under stock options.

                                 OTHER BUSINESS

     We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

     Pursuant to the Company's Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than ninety
(90) nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure was made. Such notice shall set forth, as to the stockholder giving notice, the stockholder's name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder's notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials to be distributed in connection with the Company's Annual Meeting of Stockholders to be held in the year 2003 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 20, 2002. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                        2001 ANNUAL REPORT AND FORM 10-K

     A copy of the 2001 Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended September 30, 2001, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2001 Annual Report. A COPY OF THE 2001 FORM 10-K WILL BE FURNISHED TO YOU WITHOUT CHARGE UPON REQUEST IN WRITING TO: Jack in the Box Inc., Treasury Department, 9330 Balboa Avenue, San Diego, California 92123-1516.


                                     By Order of the Board of Directors,

                                     LAWRENCE E. SCHAUF

                                     Lawrence E. Schauf
                                     Secretary

                                                                      Exhibit A

                                 JACK IN THE BOX
                            2002 STOCK INCENTIVE PLAN


Section 1.  Purpose of Plan

     The purpose of this 2002 Stock Incentive Plan (this "Plan") of
Jack in the Box Inc., a Delaware corporation (the "Company") is to enable the Company and its subsidiaries and affiliates to attract, retain and motivate their employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

Section 2.  Administration of Plan

     2.1 Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2 Powers of the Committee. Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

            (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

            (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

            (c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

            (d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

            (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

            (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10, "Changes in Capital Structure";

            (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

            (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

Section 3.  Stock Subject to Plan

     3.1 Aggregate Limits. The aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued pursuant to all Awards granted under this Plan shall not exceed 1,900,000 provided that no more than 15% of such Shares available for grant under this Plan may be issued pursuant to all Incentive Stock Awards granted under this Plan. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 9. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2 Code Section 162(m) Limits. No Eligible Person shall receive Option Awards with respect to more than 400,000 shares during any one calendar year. No Eligible Person shall receive Incentive Stock Awards with respect to more than 100,000 shares during any one calendar year. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 9 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options ("ISOs") granted under this Plan shall not exceed 1,900,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 9 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422.

     3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

Section 4.  Persons Eligible Under Plan

     Any person who is an employee of the Company or any of its affiliates shall be eligible to be considered for the grant of Awards hereunder (an "Eligible Person"). Unless provided otherwise by the Committee, the term "employee" shall mean an "employee," as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended, and a "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 8.1.

Section 5.  Plan Awards

     5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

            (a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement, Stock Option Certificate, terms and conditions or other document evidencing the Award (the "Option Document"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under
     Section 6.

            (b) Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 7, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

     5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

Section 6.  Options

     The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

     6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

     6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of a Share on the date the Option is granted. Unless the Committee shall specify otherwise, for purposes of this Plan the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for such date by the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange (or such other stock exchange or quotation system).

    6.3 Option Term. The "Term" of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides for a lesser term.

     6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option, except that no Option shall first become exercisable within one (1) year from its date of grant, other than upon death or disability of the Eligible Person or termination (other than a termination for cause) after becoming eligible for retirement, or upon a Corporate Change (as defined in Section 10.1 hereof).

     6.5 Termination of Employment. Subject to Section 10, upon a termination of employment by an Eligible Person prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish.

     6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (d).

     6.7 No Option Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K.

Section 7.  Incentive Stock

     Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (such as continued employment or performance conditions) and terms as the Committee deems appropriate.

     7.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

     7.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

     7.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. At its discretion, the Committee may make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations, except that no such condition that is based upon continued employment or the passage of time shall provide for vesting of any portion of an Award in less than one (1) year from the date the Award is made, other than upon the death or disability of the Eligible Person or termination (other than termination for cause) after becoming eligible for retirement, or upon a Corporate Change (as defined in Section 10.1 hereof). Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 8.2) selected by the Committee and specified at the time the Incentive Stock Award is authorized.

     7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, if specified as part of the terms of an Incentive Stock Award at the time of its grant, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

     7.5 Termination of Employment. Subject to Section 10, upon a termination of employment by an Eligible Person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.

Section 8.  Other Provisions Applicable to Awards

     8.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of
Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

     8.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share, (c) earnings before taxes, (d) earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) total stockholder return, (g) share price performance, (h) return on capital, (i) return on assets or net assets, (j) revenue, (k) income or net income, (l) operating income or net operating income, (m) operating profit or net operating profit, (n) operating margin or profit margin, (o) return on operating revenue, (p) market share, (q) overhead or other expense reduction and
(r) any other similar performance criteria contemplated by the regulations under Code Section 162(m). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs,
(ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items.

     8.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     8.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

     8.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     8.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

     8.7 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Section 9.  Changes in Capital Structure

     9.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

     9.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Corporate Change the Committee shall, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as "performance-based compensation" under Section 162(m) of the Code. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an Option or settlement of an Award theretofore granted, the Participant shall be entitled to purchase under such Option or receive under such Award, in lieu of the number of Shares as to which such Option shall then be exercisable or such Award shall then be subject, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such Option or Award is then subject.

Section 10. Change of Control

     10.1 Definitions. Unless the Committee provides otherwise,

     For purposes of the Plan and Awards granted under the Plan, the term "Corporate Change" shall mean:

            (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction),

            (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary),

            (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act),

            (iv) the dissolution or liquidation of the Company,

            (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or

            (vi) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

     10.2 Effect of Change of Control. The Committee may provide, either at the time an Option is granted or thereafter, that a Corporate Change shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Option is granted or thereafter, that if a Corporate Change occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Corporate Changes described in (iii) and (v) above shall be the Committee as constituted prior to the occurrence of such Corporate Change) acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Options (which alternatives may be conditional on the occurrence of such of the Corporate Change specified in clause (i) through (v) above which gives rise to the Corporate Change and which may vary among individual Participants): (1) in the case of a Corporate Change specified in clauses (i), (ii) or (iv), accelerate the time at which Options then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Stock received upon exercise of such Option in the event of a Corporate Change specified in clauses (i), (ii) or
(iv), as the case may be) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,
(2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term, or (3) require the mandatory surrender to the Company of outstanding Options held by such Participant (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Option over the aggregate Option price of such shares; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that, if the Participant exercised his accelerated Options pursuant to alternative 1 or 2 and participated in the transaction specified in clause (i), (ii) or (iv) or received cash pursuant to alternative 3, would result in the Participant's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Corporate Change as it deems appropriate.

Section 11. Taxes

     11.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

     11.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 11.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

Section 12. Amendments or Termination

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 9.2, no such amendment shall, without the approval of the stockholders of the Company:

            (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

            (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

            (c) reduce the exercise price of outstanding Options;

            (d) extend the term of this Plan;

            (e) materially change the class of persons eligible to be Eligible Persons or Participants;

            (f) increase the number of shares that are eligible for non-Option Awards; or

            (g) after any Corporate Change, impair the rights of any Award holder without such holder's consent.

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Corporate Change or change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard.

Section 13. Compliance with Other Laws and Regulations

     This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

Section 14. Option Grants by Subsidiaries

     In the case of a grant of an Option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the option holder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

Section 15. No Right to Company Employment

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

Section 16. Liability of Company

     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

            (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

            (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

Section 17. Effectiveness and Expiration of Plan

     This Plan shall be effective on the date the Company's stockholders adopt this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders. Stockholder approval of the Plan must occur prior to the first anniversary date of the effective date of this Plan. Stockholder approval shall be by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

Section 18. Non-Exclusivity of Plan

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 19. Governing Law

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

   Proxy with telephone voting instructions - side one
   -----------------------------------------------------------------------------

   PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              JACK IN THE BOX INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 22, 2002 AT 2:00 P.M. MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA.

   The undersigned hereby appoints Robert J. Nugent, John F. Hoffner and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 22, 2002, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /




                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 22, 2002 AT 2:00 P.M.

                             MARRIOTT MISSION VALLEY
                            8757 RIO SAN DIEGO DRIVE
                              SAN DIEGO, CALIFORNIA

Proxy with telephone voting instructions - side two
--------------------------------------------------------------------------------

  The Board of Directors recommends a vote FOR            Please mark your   [X]
  all nominees listed and Proposals 2 and 3.              votes as indicated
                                                          in this example.
  ------------------------------------------------------------------------------

                                                           WITHHOLD
                                                FOR ALL      ALL
1.  Election of Directors                         |_|        |_|

    Nominees:
      01 Michael E. Alpert   06 Murray H. Hutchison
      02 Jay W. Brown        07 Robert J. Nugent
      03 Paul T. Carter      08 L. Robert Payne
      04 Edward W. Gibbons   09 Kenneth R. Williams
      05 Alice B. Hayes

    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name below.)

    ----------------------------------------------------

                                                  FOR      AGAINST    ABSTAIN
2.  Approve the 2002 Stock                        |_|        |_|        |_|
    Incentive Plan.
                                                  FOR      AGAINST    ABSTAIN
3.  Ratification of appointment                   |_|        |_|        |_|
    of KPMG LLP as independent
    accountants.

4.  In their discretion, the
    Proxies are authorized to vote upon
    such other business as may properly
    come before the meeting.
                                                  YES        NO
    I plan to attend the meeting.                 |_|        |_|

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

[NAME, ADDRESS & SHARE INFORMATION]

Signature(s)X_______________________________ Dated: ___________________, 2002

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /

                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter the Control Number located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------
       Your vote will be confirmed and cast as you directed. END OF CALL.
--------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN; press 0.

Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN; press 0.

       Your vote will be confirmed and cast as you directed. END OF CALL.

--------------------------------------------------------------------------------
If you vote by telephone, there is no need for you to mail back your proxy.
--------------------------------------------------------------------------------
                              THANK YOU FOR VOTING

      Call *** Toll Free *** On a Touch Tone Telephone
           1-800-840-1208 - ANYTIME                        [Reserved for Control
      There is NO CHARGE to you for this call                   Number Box]

   Proxy without telephone voting instructions - side one
   -----------------------------------------------------------------------------

   PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              JACK IN THE BOX INC.

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        ON FEBRUARY 22, 2002 AT 2:00 P.M.

                            MARRIOTT MISSION VALLEY,
                            8757 RIO SAN DIEGO DRIVE,
                              SAN DIEGO, CALIFORNIA

   The undersigned hereby appoints Robert J. Nugent, John F. Hoffner and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 22, 2002, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /



                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 22, 2002 AT 2:00 P.M.

                             MARRIOTT MISSION VALLEY
                            8757 RIO SAN DIEGO DRIVE
                              SAN DIEGO, CALIFORNIA

Proxy without telephone voting instructions - side two
--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR           Please mark your      |X|
all nominees listed and Proposals 2 and 3.             indicated votes as
                                                       in this example.
--------------------------------------------------------------------------------
                                                                     FOR ALL
                                                                      EXCEPT
                                                         WITHHOLD     (note
                                               FOR ALL      ALL       below)
1.  Election of Directors                        |_|        |_|        |_|

    Nominees:
      01 Michael E. Alpert   06 Murray H. Hutchison
      02 Jay W. Brown        07 Robert J. Nugent
      03 Paul T. Carter      08 L. Robert Payne
      04 Edward W. Gibbons   09 Kenneth R. Williams
      05 Alice B. Hayes

    (Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL
    EXCEPT" box above and write that nominee's name below.)

    ----------------------------------------------------

                                                 FOR      AGAINST    ABSTAIN
2.  Approve the 2002                             |_|        |_|        |_|
    Stock Incentive Plan.
                                                 FOR      AGAINST    ABSTAIN
3.  Ratification of                              |_|        |_|        |_|
    appointment of KPMG LLP as
    independent accountants.

4.  In their discretion,
    the Proxies are authorized
    to vote upon such other
    business as may properly
    come before the meeting.
                                                 YES        NO
    I plan to attend the meeting.                |_|        |_|

[NAME, ADDRESS & SHARE INFORMATION]

Signature(s)X____________________________ Dated: ______________________, 2002

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /

Proxy Easy $aver Plus Plan - side one
--------------------------------------------------------------------------------

              Please fold and detach at perforation before mailing

--------------------------------------------------------------------------------
Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X]
                       PLEASE DO NOT USE FINE POINT PENS.
--------------------------------------------------------------------------------
The Board of Directors of Jack in the Box Inc. recommends
a vote FOR all nominees listed and Proposals 2 and 3.
                                                                       FOR ALL
                                                                        EXCEPT
                                                            WITHHOLD    (noted
                                               FOR ALL        ALL      at left)
1.  Election of Directors                        |_|          |_|        |_|
    Nominees:
      01 Michael E. Alpert   06 Murray H. Hutchison
      02 Jay W. Brown        07 Robert J. Nugent
      03 Paul T. Carter      08 L. Robert Payne
      04 Edward W. Gibbons   09 Kenneth R. Williams
      05 Alice B. Hayes


    ---------------------------------------------------
    (Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name above.)

                                                 FOR       AGAINST      ABSTAIN
2.  Approve the 2002 Stock Incentive Plan.       |_|         |_|          |_|


                                                 FOR       AGAINST      ABSTAIN
3.  Ratification of appointment of               |_|         |_|          |_|
    KPMG LLP as independent
    accountants.

4.  In their discretion, the Proxies are
    authorized to vote upon such other
    business as may properly come before
    the meeting.


Please note: If this Voting Instruction Form is signed, but no direction is given on Proposal #1, Mellon Bank, N.A. will vote "FOR" all nominees listed, or if no direction is given on Proposals #2 or #3, Mellon Bank, N.A. will vote "FOR" those Proposals.

            (Continued and to be dated and signed on the other side)

Proxy Easy $aver Plus Plan - side two
--------------------------------------------------------------------------------

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE This voting instruction is requested by Mellon Bank, N.A.
     in conjunction with a proxy solicitation by the Board of Directors of
                              Jack in the Box Inc.

        Please read the enclosed Proxy Statement and the Annual Report to
                       Stockholders for more information.

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                              To: Mellon Bank, N.A.
           as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan


              Please fold and detach at perforation before mailing
--------------------------------------------------------------------------------

The undersigned hereby instructs Mellon Bank, N.A., as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan, to vote in person or by proxy at the Annual Meeting of the Stockholders of Jack in the Box Inc., to be held on February 22, 2002, and at any postponements or adjournments thereof, all shares of Common Stock of Jack in the Box Inc., for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Mellon Bank, N.A. will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Mellon Bank, N.A. before 5:00 p.m. EST on February 19, 2002 at P.O. Box 9116, Hingham, MA 02043. Please note that if this Voting Instruction Form is not properly completed and signed, or it is not received by Mellon Bank, N.A., as indicated above, Mellon Bank, N.A. will not vote any shares represented by such Voting Instruction Form.

Mellon Bank, N.A. makes no recommendation regarding any voting instruction. Any Voting Instruction Form, if properly completed, signed, and received by Mellon Bank, N.A. in a timely manner will supersede any previously received Voting Instruction Form. All voting instructions received by Mellon Bank, N.A. will be kept confidential.


                                            Dated:_____________________, 2002


                                            _________________________________
                                                        Signature

--------------------------------------------------------------------------------

BALLOT                         JACK IN THE BOX INC.                       BALLOT
                Annual Meeting of Stockholders, February 22, 2002

The undersigned votes________________________________(______________) shares of stock, with respect to the following:

1. Election of Directors: Michael E. Alpert, Jay W. Brown, Paul T. Carter, Edward W. Gibbons, Alice B. Hayes, Murray H. Hutchison, Robert J. Nugent,
    L. Robert Payne and Kenneth R. Williams.
       |_| FOR all nominees listed.
       |_| WITHHOLD AUTHORITY to vote for all nominees listed.
       |_| FOR all nominees listed except______________________________________

2.  Approve the 2002 Stock Incentive Plan.  |_| FOR   |_| AGAINST   |_| ABSTAIN

3.  Ratification of appointment of KPMG LLP |_| FOR   |_| AGAINST   |_| ABSTAIN
    as independent accountants.

_____________________________________________________
Stockholder's signature (|_| check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print "Proxies Filed" above.


_____________________________________________________
Proxy signature (if ballot is cast by proxy)